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                     RESTORATION OF RETIREMENT INCOME PLAN

                                      FOR

                 CERTAIN PARTICIPANTS IN THE NOBLE AFFILIATES

                                RETIREMENT PLAN



      THIS RESTORATION OF RETIREMENT INCOME PLAN, made and executed at Ardmore,

Oklahoma, by Noble Affiliates, Inc.,

                               WITNESSETH THAT:

      WHEREAS, Noble Affiliates, Inc. and certain of its affiliates have heretofore established an unfunded excess benefit plan within the meaning of
Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended, known as the Restoration of Retirement Income Plan for Certain Participants in the Noble Affiliates Retirement Plan (the "Restoration Plan") to supplement the benefits payable under the Noble Affiliates Retirement Plan to its participants and beneficiaries whose benefits otherwise payable under the Noble Affiliates Retirement Plan have been reduced because of the maximum benefit limitations imposed under the Noble Affiliates Retirement Plan in order to comply with the requirements of Section 415 of the Internal Revenue Code of 1986, as amended; and

      WHEREAS, Noble Affiliates, Inc. now desires to amend said Restoration Plan on behalf of all participating employers to provide additional benefits to a select group of management or highly compensated employees of such employers;

      NOW, THEREFORE, in consideration of the premises and pursuant to the provisions of Restoration Plan Section 6, the


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Restoration Plan is hereby amended by restatement in its entirety to read as follows:

1.    PURPOSE AND NATURE OF THE PLAN

            This Restoration of Retirement Income Plan (the "Plan") has been established by Noble Affiliates, Inc. (the "Company") and certain of its affiliates (the Company and its affiliates that have adopted this Plan each an "Employer" and together the "Employers") to provide for the payment of certain pension and pension-related benefits to or with respect to certain employees who are participants in the Noble Affiliates Retirement Plan (the "Basic Plan") so that the total pension and pension-related benefits of such employees can be determined on the same basis as is applicable to all other employees participating in the Basic Plan. This Plan is unfunded and has been established by the Employers primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

2.    DEFINITIONS

            If not otherwise defined herein, all terms used in this Plan shall have the same meaning as assigned to them under the provisions of the Basic Plan.

3.    ADMINISTRATION

            This Plan shall be administered by the Employee Benefits Committee (the "Committee") established under the Basic Plan, which shall administer this Plan in a manner


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      consistent with its terms and with the administrative powers provided for the administration of the Basic Plan, as from time to time amended and in effect, except that this Plan shall be administered as an unfunded plan which is not intended to meet the qualification requirements of Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee shall have full power and discretionary authority to interpret, construe and administer this Plan and the Committee's interpretations and construction hereof and actions hereunder, including determinations with respect to the eligibility for and the amount or recipient of Plan benefits hereunder, shall be binding and conclusive on all persons for all purposes.

4.    ELIGIBILITY

            Employees and former employees of an Employer who are participants in the Basic Plan and whose pension or pension-related benefits under the Basic Plan are limited by the provisions imposed by the Basic Plan in order to comply with the maximum compensation limitation requirement of
      Section 401(a)(17) of the Code or the maximum benefit limitation requirement of Section 415 of the Code (each a "Participant" and together the "Participants"), and their beneficiaries under the Basic Plan, shall be eligible for benefits under this Plan. In no event shall any person who is not entitled to benefits under the Basic Plan be eligible for a benefit under this Plan.


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5.    AMOUNT OF BENEFITS

            If a Participant or beneficiary of a Participant receives or commences receiving benefits under the Basic Plan, then such Participant or beneficiary shall be entitled to receive benefits under this Plan which are actuarially equivalent to the excess, if any, of:

            (a) the value of the benefits which would have been payable to such Participant or beneficiary under the Basic Plan if the provisions of the Basic Plan were administered without regard to (i) the maximum amount of compensation limitation imposed under the Basic Plan in order to comply with Section 401(a)(17) of the Code, and (ii) the maximum amount of retirement income limitation imposed under the Basic Plan in order to comply with Section 415 of the Code, over

            (b) the value of the benefits which are actually payable to such Participant or beneficiary under the provisions of the Basic Plan.

            For the purposes of this Plan, the value of benefits and the amounts payable under alternate forms of benefits shall be determined using the actuarial assumptions being used under the Basic Plan for such purposes.

6.    PAYMENT OF BENEFITS

            The benefits payable to a Participant or beneficiary of a Participant under this Plan shall commence in payment


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      concurrently with the commencement of the payment of benefits to such
      Participant or beneficiary under the Basic Plan, and shall be paid to such Participant or beneficiary in such form available under the Basic Plan as shall be selected by the Committee in its absolute discretion. All benefits payable under this Plan to or with respect to a Participant who was an employee of an Employer shall be paid from the general assets of such Employer. If the benefits payable to or with respect to a Participant under this Plan are attributable to periods of employment with more than one Employer, the amount payable to or with respect to such Participant shall be apportioned among and paid by the Employers who employed such Participant in such proportions as shall be determined by the Committee in its absolute discretion. No Participant, beneficiary of a Participant or other person shall have, under any circumstances, any interest whatever in any particular property or assets of an Employer by virtue of this Plan.

7.    AMENDMENT AND DISCONTINUANCE

            The Board of Directors of the Company shall have the right and power at any time and from time to time to amend this Plan, in whole or in part, on behalf of all Employers, and at any time to terminate this Plan or any Employer's participation hereunder. Any amendment to or termination of this Plan shall be made by or pursuant to a resolution duly adopted by the Board of Directors of the Company and shall


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      be evidenced by such resolution or by a written instrument executed by such person as the Board of Directors of the Company shall authorize for such purpose. Any provision of this Plan to the contrary notwithstanding, no amendment to or termination of this Plan shall reduce or eliminate an Employer's obligation for the payment of benefits accrued under this Plan as of the date of such amendment or termination, such benefits to be determined as if the Basic Plan had terminated on such date.

8.    RESTRICTION ON ASSIGNMENT

            The benefits provided hereunder are intended for the personal security of persons entitled to payment under this Plan and are not subject in any manner to the debts or other obligations of the persons to whom they are payable. The interest of a Participant or beneficiary of a Participant may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process nor shall they be an asset in bankruptcy.


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            If a Participant or any other person entitled to a benefit under this Plan becomes bankrupt or makes an assignment for the benefit of creditors or in any way suffers a lien or judgment against his or her personal assets, or in any way attempts to anticipate, alienate, sell, assign, pledge, encumber or charge a benefit, right or interest hereunder, then such benefit, right or interest may be terminated by the Committee in its absolute discretion.

9.    CONTINUED EMPLOYMENT

            Nothing contained in this Plan shall be construed as conferring upon any employee of an Employer the right to continue in the employ of such Employer in any capacity.

10.   LIABILITY OF THE COMMITTEE

            No member of the Committee shall be liable for any loss unless resulting from his or her own fraud or willful misconduct, and no such member shall be personally liable for or with respect to any agreement, act, transaction or omission executed, committed or suffered to be committed by such member as a member of the Committee or by any other member, agent, representative or employee of the Committee. The Committee and any individual member of the Committee and any agent thereof shall be fully protected in relying upon the advice of the following professional consultants or advisors employed by the Company or the Committee: any attorney insofar as legal matters are concerned, any


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      accountant insofar as accounting matters are concerned, and any actuary insofar as actuarial matters are concerned.

11.   INDEMNIFICATION

            The Employers shall indemnify and hold harmless each member of the Committee and each director, officer and employee of an Employer against any claim, cost, expense (including attorneys' fees), judgment or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act as a member of the Committee or any other act or omission to act relating to this Plan, except in the case of such person's fraud or willful misconduct.

12.   BINDING ON EMPLOYERS, EMPLOYEES AND THEIR SUCCESSORS

            This Plan shall be binding upon and inure to the benefit of each Employer, its successors and assigns, and each Participant and his or her beneficiaries, heirs, executors, administrators and legal representatives.

13.   TERMINATION OF SERVICE FOR DISHONESTY

            If a Participant's employment with an Employer is terminated because of dishonest conduct injurious to such Employer, or if dishonest conduct injurious to an Employer is committed by a Participant employed by an Employer and such conduct is discovered by such Employer during the lifetime of the Participant and within one year after his or her employment with such Employer terminated or within one year after his or her retirement under the Basic Plan, the


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      Committee may terminate such Participant's interest and benefits under this Plan.

            The dishonest conduct injurious to an Employer committed by a Participant shall be determined and decided by the Committee only after a full investigation of such alleged dishonest conduct and an opportunity has been given to the Participant to appear before the Committee to present his or her case. The decision made by the Committee in such cases shall be final and binding on all persons affected by such decision.

14.   RIGHTS OF AFFILIATES TO PARTICIPATE

            Any subsidiary or affiliate of the Company may adopt this Plan and become an Employer hereunder by proper action taken by the board of directors or other governing authority of such subsidiary or affiliate. The administrative powers and control of the Company, as provided in this Plan, shall not be deemed diminished under this Plan by reason of the participation of any other Employer and the administrative powers and control granted hereunder to the Committee shall be binding upon any Employer adopting this Plan. Each Employer adopting this Plan shall have the obligation to pay the benefits of its employees hereunder and no other Employer shall have such obligation. Any failure by a particular Employer to pay or otherwise discharge its obligations under this Plan shall have no effect on any other Employer. Any Employer may discontinue this Plan at


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      any time by proper action of its board of directors or other governing authority; provided, however, that such discontinuance shall not reduce or eliminate such Employer's obligation for the payment of benefits accrued under this Plan as of the date of such discontinuance, such benefits to be determined as if the Basic Plan had terminated on such date.

15.   CLAIMS PROCEDURE

            If any person (hereinafter called the "Claimant") feels that he or she is being denied a benefit to which he or she is entitled under this Plan, such Claimant may file a written claim for said benefit with the Committee. Within sixty days following the receipt of such claim the Committee shall determine and notify the Claimant as to whether he or she is entitled to such benefit. Such notification shall be in writing and, if denying the claim for benefit, shall set forth the specific reason or reasons for the denial, make specific reference to the pertinent provisions of this Plan, and advise the Claimant that he or she may, within sixty days following the receipt of such notice, in writing request to appear before the Committee or its designated representative for a hearing to review such denial. Any such hearing shall be scheduled at the mutual convenience of the Committee or its designated representative and the Claimant, and at any such hearing the Claimant and/or his or her duly authorized representative may examine any relevant


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      documents and present evidence and arguments to support the granting of the benefit being claimed. The final decision of the Committee with respect to the claim being reviewed shall be made within sixty days following the hearing thereon, and Committee shall in writing notify the Claimant of said final decision, again specifying the reasons therefor and the pertinent provisions of this Plan upon which said final decision is based. The final decision of the Committee shall be conclusive and binding upon all parties having or claiming to have an interest in the matter being reviewed.

16.   APPLICABLE LAW

            This Plan shall be governed and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Oklahoma, except where superseded by federal law.

      IN WITNESS WHEREOF, this Plan has been executed on this 21st day of September, 1994, to be effective as of May 19, 1994.

                                       NOBLE AFFILIATES, INC.


                                       By:/S/  ROBERT KELLEY
                                          ----------------------------------
                                           Title: Chairman, President &
                                                   Chief Executive Officer

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